                                                                    Exhibit 4.12



                        THE CHASE MANHATTAN CORPORATION,

                                       AND

                       IBJ SCHRODER BANK & TRUST COMPANY,
                                   as Trustee





                          SECOND SUPPLEMENTAL INDENTURE
                           Dated as of October 8, 1996

                                       to

                                    INDENTURE

                            Dated as of June 1, 1985
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                  SECOND SUPPLEMENTAL INDENTURE, dated as of October 8, 1996, among THE CHASE MANHATTAN CORPORATION (formerly known as Chemical Banking Corporation, as successor by merger to Manufacturers Hanover Corporation), a Delaware corporation (the "Corporation"), and IBJ Schroder Bank & Trust Company, a New York banking corporation (the "Trustee").

                  WHEREAS, the Corporation and the Trustee have heretofore executed and delivered a certain indenture, dated as of June 1, 1985 (the "Indenture"), providing for the issuance from time to time of unsecured subordinated debt securities of the Corporation (the "Securities");

                  WHEREAS, the Indenture was amended by the First Supplemental Indenture, dated as of December 31, 1991 (the "First Supplemental Indenture");

                  WHEREAS, on March 31, 1996, The Chase Manhattan Corporation, a Delaware corporation ("Old Chase"), merged with and into the Corporation, which thereupon changed its name to The Chase Manhattan Corporation, and in connection with such merger, the Corporation assumed all of the outstanding subordinated debt securities of Old Chase;

                  WHEREAS, Section 11.01(d) of the Indenture provides, among other things, that, without the consent of the holders of any Securities, the Corporation, when authorized by a resolution of the Board of Directors, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental to the Indenture to make such provisions in regard to matters or questions arising under the Indenture which shall not adversely affect the interest of the holders of the Securities;

                  WHEREAS, the Corporation desires and has requested that the Trustee join in the execution of this Second Supplemental Indenture for the purpose of amending certain provisions of the Indenture as hereinafter set forth;

                  WHEREAS, the execution and delivery of this Second Supplemental Indenture has been authorized by a Board Resolution of the Board of Directors of the Corporation; and

                  WHEREAS, all conditions precedent and requirements necessary to make this Second Supplemental Indenture a valid and legally binding instrument in accordance with its terms have been complied with, performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized;

                  NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE
WITNESSETH:
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                                                                               2



                  For and in consideration of the premises and intending to be legally bound hereby, it is mutually covenanted and agreed, for the equal and proportionate benefit of all holders of the Securities, as follows:


                                   ARTICLE ONE

                       REPRESENTATIONS OF THE CORPORATION


                  The Corporation represents and warrants to the Trustee as follows:

                  SECTION 1.1. The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

                  SECTION 1.2. The execution, delivery and performance by the Corporation of this Second Supplemental Indenture has been authorized and approved by all necessary corporate action on the part of the Corporation.


                                   ARTICLE TWO

                                   AMENDMENTS

                  SECTION 3.1. The definition of "Senior Indebtedness" contained in Section 1.01 of the Indenture is hereby amended in its entirety to read as follows:

         "Senior Indebtedness:

                  The term "Senior Indebtedness" shall mean (a) any obligation (including, without limitation, any guarantee) of the Corporation to its creditors, whether outstanding on the date of execution of this Indenture or thereafter created, assumed or incurred, other than (i)
         the Securities (whether outstanding on October 8, 1996 or thereafter issued), (ii) any obligation of the Corporation with respect to the outstanding principal amount of its Floating Rate Subordinated Notes
         Due 1997, (iii) any obligation of the Corporation with respect to the outstanding principal amount of its 8-1/2% Subordinated Capital Notes Due 1999, (iv) any obligation of the Corporation with respect to any
         CBC Subordinated Indebtedness, (v) any obligation of the Corporation with respect to any Chase Subordinated Indebtedness, and (vi) any obligation of the Corporation as is by its terms expressly stated to be not superior in right of payment to the Securities or to rank on a parity with or junior to the Securities and (b) any deferrals, renewals or extensions of any such Senior Indebtedness."
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                                                                               3



                  SECTION 3.2. Section 1.01 of the Indenture is hereby amended to insert, in the appropriate alphabetical order, the following new definitions:

                  "CBC Subordinated Indebtedness:

                   'CBC Subordinated Indebtedness' shall mean all securities issued pursuant to that certain Indenture, dated as of April 1, 1987, as amended and restated as of December 15, 1992, and as further amended, supplemented or otherwise modified from time to time, between the Company and First Trust of New York, National Association (as successor to Morgan Guaranty Trust Company of New York), as trustee, and all other securities that, pursuant to the terms of such indenture, rank on a parity with such securities."

                  "Chase Subordinated Indebtedness:

                  'Chase Subordinated Indebtedness' shall mean the collective reference to (i) the Corporation's Floating Rate Subordinated Notes Due 2000, (ii) the Corporation's Floating Rate Subordinated Notes Due 1997,
         (iii) the Corporation's Floating Rate Subordinated Notes Due 2009, and
         (iv) all securities issued pursuant to that certain Amended and Restated Indenture, dated as of September 1, 1993, between the Corporation (as successor by merger to The Chase Manhattan Corporation) and First Trust of New York, National Association (as successor to the
         Bank), as Trustee, as the same may be amended from time to time."

                  SECTION 3.2. Except as amended hereby, the Indenture and the Securities are in all respects ratified and confirmed and all the terms thereof shall remain in full force and effect and the Indenture, as so amended, shall be read, taken and construed as one and the same instrument.


                                  ARTICLE FOUR

                                  MISCELLANEOUS


                  SECTION 4.1. The Trustee accepts the modification of the Indenture effected by this Second Supplemental Indenture, but only upon the terms and conditions set forth in the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Corporation. The Trustee makes no representation and shall have no responsibility as to the validity and sufficiency of this Second Supplemental Indenture.

                  SECTION 4.2.  If and to the extent that any provision
of this Second Supplemental Indenture limits, qualifies or
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                                                                               4



conflicts with another provision included in this Second Supplemental Indenture, or in the Indenture, which is required to be included in this Second Supplemental Indenture or the Indenture by any of the provisions of Sections 310 to 317, inclusive, of the Trust Indenture Act of 1939, as amended, such required provision shall control.

                  SECTION 4.3. Nothing in this Second Supplemental Indenture is intended to or shall provide any rights to any parties other than those expressly contemplated by this Second Supplemental Indenture.

                  SECTION 4.4. Capitalized terms not otherwise defined herein shall have the meaning set forth in the Indenture.

                  SECTION 4.5. THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE
STATE OF NEW YORK.

                  SECTION 4.6. This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

                  SECTION 4.7. Upon execution and delivery hereof by the parties hereto, this Second Supplemental Indenture shall become effective as of the date first above written.
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                                                                               5



                  IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested all as of the day and year first above written.


                                              THE CHASE MANHATTAN
                                               CORPORATION



                                             By /s/ DEBORAH L. DUNCAN
                                               --------------------------------
                                               Name: Deborah L. Duncan
                                               Title: Executive Vice
                                                        President and
                                                        Treasurer

(Corporate Seal)
Attest:


/s/ SUSAN SPAGNOLA
------------------------



                                             IBJ SCHRODER BANK & TRUST
                                             COMPANY, as Trustee



                                             By /s/ MAX VOLMER
                                               --------------------------------
                                               Name: Max Volmer
                                               Title: Vice President

(Corporate Seal)
Attest:

/s/ JAMES P. FREEMAN
------------------------
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STATE OF NEW YORK   )
                     : ss.:
COUNTY OF NEW YORK  )


                  On this 30th day of October, 1996, before me, the undersigned officer, personally appeared Deborah L. Duncan, who acknowledged herself to be the Executive Vice President of THE CHASE MANHATTAN CORPORATION, a corporation, and that she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by herself as such officer.


                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                                 /s/ ROBERT C. CARROLL
                                                 ------------------------------
                                                 Notary Public

[SEAL]
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STATE OF NEW YORK                   )
                                     : ss.:
COUNTY OF NEW YORK                  )


                  On this 30th day of October, 1996, before me, the undersigned officer, personally appeared Max Volmer, who acknowledged himself to be a Vice President of IBJ SCHRODER BANK & TRUST COMPANY, a New York banking corporation, and that he as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by himself as such officer.


                  IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                                  /s/ ROBERT N. HAY, JR.
                                                  ----------------------------
                                                  Notary Public

[SEAL]
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STATE OF NEW YORK    )
                     :  ss.:
COUNTY OF NEW YORK   )

      On this 17th day of October, 1996, before me, the undersigned officer, personally appeared Deborah L. Duncan, who acknowledged herself to be the Executive Vice President and Treasurer of THE CHASE MANHATTAN CORPORATION, a corporation, and that she as such officer, being authorized to do so, executed the foregoing instrument for the purposes therein contained by signing the name of the corporation by herself as such officer.

      IN WITNESS WHEREOF, I hereunto set my hand and official seal.



                                                      /s/ Joseph R. Beattie
                                                      ------------------------
                                                      Notary Public
                                                      Joseph R. Beattie
[SEAL]                                                #01BE 5034571
                                                      Qualified Ulster County
                                                      Expiration: Oct. 11, 1998